                                                                 Exhibit 4.13(a)

Kemper Investors Life Insurance Company
1600 McConnor Parkway, Schaumburg, Illinois 60196-6801

ENDORSEMENT - Guaranteed Retirement Income Benefit Rider

As used in this Endorsement, "Contract" means the Contract or Certificate to which this Endorsement is attached. This endorsement forms a part of the Contract to which it is attached. The effective date of this endorsement is the date specified in the Contract Schedule.

The election of this rider and the rider charge are stated on the Contract Schedule.

DEFINITIONS

Guaranteed Retirement Income Benefit Base - An amount applied to the guaranteed annuity factors on the date this benefit option is exercised (date exercised) to produce the Guaranteed Retirement Income Benefit. It is equal to the greatest of the following less debt:

(1)  the Contract Value adjusted for any applicable Market Value Adjustment,

(2) the total amount of Purchase Payments less an adjustment for withdrawals and withdrawal charges accumulated at 5.00 per annum (not to exceed two times the value of remaining Purchase Payments) to the earlier of the oldest Owner's 80th birthday or the date this benefit option is exercised, increased by Purchase Payments made from the oldest Owner's 80th birthday to the date exercised and decreased by any adjustments for withdrawals from the oldest Owner's 80th birthday to the date exercised, or

(3) the greatest Anniversary Value on or after the effective date of this rider preceding the earlier of the oldest Owner's 81st birthday or date exercised, increased by Purchase Payments made since the date of the greatest Anniversary Value and decreased by any adjustments for withdrawals since that date.

If this rider is elected after the Issue Date or as a result of a Spousal Continuation, the Contract Value, adjusted for any Market Value Adjustment, will be considered to be the initial Purchase Payment.

Remaining Purchase Payments equals total Purchase Payments minus total Purchase Payments withdrawn, including withdrawal charges. For any withdrawal, the amount of Purchase Payments withdrawn is the amount by which the withdrawal, including withdrawal charges, exceeds the earnings in the Contract at the time of the withdrawal. Earnings is the difference between Contract Value and remaining Purchase Payments

An adjustment for a withdrawal is the sum of any amount available as a dollar for dollar reduction, and a proportionate reduction. The maximum dollar for dollar reduction is 5% of the Dollar for Dollar Base, less any prior dollar for dollar withdrawals in the Contract Year. The Dollar for Dollar Base is total premiums less withdrawals assessed a withdrawal charge and less any withdrawal charges. A proportionate reduction is applicable when the withdrawal and any withdrawal charges exceed the maximum dollar for dollar reduction. The proportionate reduction is the amount in (2) and/or (3) above, reduced by any dollar for dollar reduction, multiplied by (a) divided by (b), where: (a) is the withdrawal plus any withdrawal charges reduced by any dollar for dollar reduction, and (b) is the Contract Value, adjusted by any Market Value Adjustment, reduced by any dollar for dollar reduction.

Exercise Periods - Prior to the death of the Owner or joint Owner, the Guaranteed Retirement Income Benefit may only be exercised within 30 days following the date specified in the Contract Schedule or any subsequent anniversary date, but no later than the Annuity Date.

During any Exercise Period, the Owner may apply the Guaranteed Retirement Income Benefit Base net of any applicable premium tax, to purchase a monthly fixed or variable annuity income under Option 3 or Option 5. We may make other Annuity options available under the basis of Annuity options for this rider. You may elect a commutable provision under Option 3 or Option 5.

When the Annuitant dies, (or in the case of joint Annuitants, when both have died), We will automatically continue any unpaid installments for the remainder of the certain period. However, if the Owner elects, We will pay a commuted value of the remaining payments of the certain period. In determining the commuted value, the present value of the remaining payments in the certain period will be calculated based on the applicable interest rate.

For a Fixed Annuity Option the applicable interest rate is the greater of:

a.   the ten year treasury constant maturity plus 3%; and

b.   5%.

For a Variable Annuity Option the applicable interest rate is the assumed investment rate plus 2%.

The amount of each payment for purposes of determining the present value of any variable installments will be determined by applying the Annuity Unit value next determined following Our receipt of due proof of death.

GUARANTEED RETIREMENT INCOME BENEFIT PROVISIONS

If the Owner has selected Guaranteed Retirement Income Benefit (GRIB) coverage, it will be indicated on the Contract Schedule. A separate charge will be made for this coverage, also shown on the Contract Schedule. The Owner may elect to discontinue GRIB coverage on or after the first exercise date. We must receive a written election to discontinue this coverage. The coverage will be discontinued effective as of the date the written election is received by Us.

Within 30 days after the second Contract Anniversary or any subsequent anniversary, if we are then offering a GRIB rider for this purpose, the Owner may replace this GRIB rider, with any GRIB rider then being offered by Us. If you replace this GRIB rider, all GRIB benefit calculations will start over from the Contract Anniversary. After an Owner elects to apply the Guaranteed Retirement Income Benefit Base to the purchase of Annuity income benefits, no other benefits will be payable under the Contract.

Basis of Annuity Options - The guaranteed monthly payments are based on an interest rate of 3% per year and mortality from the "1983 Table a" individual annuity mortality table developed by the Society of Actuaries, projected using Schedule G to the year 2015. The assumed investment rate for a variable payout is 3% for the initial payment, and 5% for subsequent payments.

COMMUTABILITY - If You elected a Commutable Annuity Option, beginning 13 months after the GRIB has been exercised, You may elect one partial lump sum payment each year during the certain period.

You may elect to receive a partial lump sum payment of the present value of the remaining payments in the certain period subject to restrictions described below. If a partial lump sum payment is elected, the remaining payments in the certain period will be reduced based on the ratio of the amount of the partial withdrawal to the amount of the present value of the remaining installments in the certain period prior to the withdrawal. If the Annuitant is living after the certain period is over, payments will resume without regard to any lump sum payment made during the certain period.

Each time that a partial lump sum payment is made, we will determine the percentage that the payment represents of the present value of the remaining installments in the period certain. The sum of these percentages over the life of the Contract cannot exceed 75% for Nonqualified Contracts, or 100% for Contracts issued under a Qualified Plan.

In determining the amount of the lump sum payment that is available, the present value of the remaining installments in the certain period will be calculated based on the applicable interest rate.

For a Fixed Annuity option the applicable interest rate is the greater of:

(a)  the ten year treasury constant annuity plus 3%, and (b) 5%.

For a Variable Annuity option the applicable interest rate is the assumed investment rate plus 2%.

The amount of each payment for purposes of determining the present value of any variable installments will be the payment next scheduled after the request for commutation is received.

SPOUSAL CONTINUATION

Option 1 If the Contract is continued under Option 1 of the Spousal Continuation provision, the benefits provided by this rider will continue to be calculated from the date specified in the Contract Schedule.

Option 2 If this Contract is continued under Option 2 of the Spousal continuation provision, this rider will terminate as of the date of Your death.

Except as modified herein, all terms and conditions of the Contract remain unchanged.

In witness whereof, Kemper Investors Life Insurance Company has caused this Endorsement to be signed by its President and Secretary.

             /s/ Debra P. Rezabek             /s/ Gail K. Caruso
            -----------------------          ---------------------
                   Secretary                       President

                                                                 Exhibit 4.13(b)

Kemper Investors Life Insurance Company
1600 McConnor Parkway, Schaumburg, Illinois 60196-6801

ENDORSEMENT - Guaranteed Retirement Income Benefit Rider

As used in this Endorsement, "Contract" means the Contract or Certificate to which this Endorsement is attached. This endorsement forms a part of the Contract to which it is attached. The effective date of this endorsement is the date specified in the Contract Schedule.

The election of this rider and the rider charge are stated on the Contract Schedule.

DEFINITIONS

Guaranteed Retirement Income Benefit Base - An amount applied to the guaranteed annuity factors on the date this benefit option is exercised (date exercised) to produce the Guaranteed Retirement Income Benefit. It is equal to the greatest of the following less debt:

(1)  the Contract Value adjusted for any applicable Market Value Adjustment,

(2) the total amount of Purchase Payments less an adjustment for withdrawals and withdrawal charges accumulated at 5.00% per annum (not to exceed two times the value of remaining Purchase Payments) to the earlier of the oldest Owner's 85th birthday or the date this benefit option is exercised, increased by Purchase Payments made from the oldest Owner's 85th birthday to the date exercised and decreased by any adjustments for withdrawals from the oldest Owner's 85th birthday to the date exercised, or

(3) the greatest Anniversary Value on or after the effective date of this-rider preceding the earlier of the oldest Owner's 86th birthday or date exercised, increased by Purchase Payments made since the date of the greatest Anniversary Value and decreased by any adjustments for withdrawals since that date.

If this rider is elected after the Issue Date or as a result of a Spousal Continuation, the Contract Value, adjusted for any Market Value Adjustment, will be considered to be the initial Purchase Payment.

Remaining Purchase Payments equals total Purchase Payments minus total Purchase Payments withdrawn, including withdrawal charges. For any withdrawal, the amount of Purchase Payments withdrawn is the amount by which the withdrawal, including withdrawal charges, exceeds the earnings in the Contractat at the time of the withdrawal. Earnings is the difference between Contract Value and remaining Purchase Payments.

An adjustment for a withdrawal is the sum of any amount available as a dollar for dollar reduction, and a proportionate reduction. The maximum dollar for dollar reduction is 5% of the Dollar for Dollar Base, less any prior dollar for dollar withdrawals in the Contract Year. The Dollar for Dollar Base is total premiums less withdrawals assessed a withdrawal charge and less any withdrawal charges. A proportionate reduction is applicable when the withdrawal and any withdrawal charges exceed the maximum dollar for dollar reduction. The proportionate reduction is the amount in (2) and/or (3) above; reduced by any dollar for dollar reduction, multiplied by (a) divided by (b), where:

(a) is the withdrawal plus any withdrawal charges reduced by any dollar for dollar reduction, and

(b) is the Contract Value, adjusted by any Market Value Adjustment, reduced by any dollar for dollar reduction.

Exercise Periods - Prior to the death of the Owner or Joint Owner, the Guaranteed Retirement Income Benefit may only be exercised within 30 days following the date specified in the Contract Schedule or any subsequent anniversary date, but no later than the Annuity Date.

During any Exercise Period, the Owner may apply the Guaranteed Retirement Income Benefit Base net of any applicable premium tax, to purchase a monthly fixed or variable annuity income under Option 3 or Option 5. We may make other Annuity options available under the basis of Annuity options for this rider. You may elect a commutable provision under Option, 3 or Option 5.

When the Annuitant dies, (or in the case of joint Annuitants, when both have died), We will automatically continue any unpaid installments for the remainder of the certain period. However, if the Owner elects, We will pay a commuted value of the remaining payments of the certain period. In determining the commuted value, the present value of the remaining payments in the certain period will be calculated based on the applicable interest rate.

For a Fixed Annuity Option the applicable interest rate is equal to the greater of:

a. the ten year treasury constant maturity plus 3%; and

b. 5%.

For a Variable Annuity Option the applicable interest rate is the assumed investment rate plus 2%.

The amount of each payment for purposes of determining the present value of any variable installments will be determined by applying the Annuity Unit value next determined following Our receipt of due proof of death.

GUARANTEED RETIREMENT INCOME BENEFIT PROVISIONS

If the Owner has selected Guaranteed Retirement Income Benefit (GRIB) coverage, it will be indicated on the Contract Schedule. A separate charge will be made for this coverage, also shown on the Contract Schedule.

The Owner may elect to discontinue GRIB coverage on or after the first exercise date. We must receive a written election to discontinue this coverage. The coverage will be discontinued effective as of the date the written election is received by Us.

Within 30 days after the second Contract Anniversary or any subsequent anniversary, if we are then offering a GRIB rider for this purpose, the Owner may replace this GRIB with any GRIB rider then being offered by Us. If You replace this GRIB rider all GRIB benefit calculations will start over from the Contract Anniversary. After an Owner elects to apply the Guaranteed Retirement Income Benefit Base to the purchase of Annuity income benefits, no other benefits will be payable under the Contract.

Basis of Annuity Options - The guaranteed monthly payments are based on an interest rate of 3% per year and mortality from the "1983 Table a" individual annuity mortality table developed by the Society of Actuaries, projected using Schedule G to the year 2015. The assumed investment rate for a variable payout is 3% for the initial payment, and 5% for subsequent payments.

COMMUTABILITY - If You elected a Commutable Annuity option, beginning 13 months after the DRIB has been exercised, You may elect one partial lump sum payment each year during the certain period.

You may elect to receive a partial lump sum payment of the present value of the remaining payments in the certain period subject to restrictions described below. If a partial lump sum payment is elected, the remaining payments in the certain period will be reduced based on the ratio of the amount of the partial withdrawal to the amount of the present value of the remaining installments in the certain period prior to the withdrawal. If the Annuitant is living after the certain period is over, payments will resume without regard to any lump sum payment made during the certain period.

Each time that a partial lump sum payment is made, we will determine the percentage that the payment represents of the present value of the remaining installments in the period certain. The sum of these percentages over the life of the Contract cannot exceed 75% for Nonqualified Contracts, or 100% for Contracts issued under a Qualified Plan.

In determining the amount of the lump sum payment that is available, the present value of the remaining installments in the certain period will be calculated based on the applicable interest rate.

For a Fixed Annuity option the applicable interest rate is the greater of:

(a)  the ten year treasury constant maturity plus 3%, and (b) 5%.

For a Variable Annuity option the applicable interest rate is assumed investment rate plus 2%.

The amount of each payment for purposes of determining the present value of any variable installments will be the payment next scheduled after the request for commutation is received.

The Amount Payable Upon Death provision is replaced by the following:

AMOUNT PAYABLE UPON DEATH - Upon Your Death we will pay the greatest of 1., 2., or 3., below, less Debt. We compute the Contract Value at the end of the Valuation Period following our receipt of due proof of death and the return of the Contract. We compute both 2. and 3., below as of Your date of death.

(1.) the Contract Value,

(2.) the total amount of Purchase Payments less an adjustment for withdrawals and withdrawal charges, accumulated at 5.00% per annum (not to exceed two times the value of remaining Purchase Payments) to the earlier of the oldest Owner's 85th birthday or Your date of death, increased by Purchase Payments made from oldest Owner's 85th birthday to Your date of death and decreased by any adjustments for withdrawals and withdrawal charges from the oldest Owner's 85th birthday to Your date of death, or

(3.) the greatest Anniversary Value immediately preceding the earlier of the oldest Owner's 86th birthday or Your date of death, increased by Purchase Payments since the date of the greatest Anniversary Value, and decreased by any adjustments for withdrawals and withdrawal charges since that date.

If the Contract Owner is a non-natural person, the amount payable upon death is based upon the age of the oldest Annuitant.

Remaining Purchase Payments equals total Purchase Payments minus total Purchase Payments withdrawn, including withdrawal charges. For any withdrawal, the amount of Purchase Payments withdrawn is the amount by which the withdrawal, including withdrawal charges, exceeds the earnings in the Contract at the time of the withdrawal. Earnings is the difference between Contract Value and remaining Purchase Payments

An adjustment for a withdrawal is the sum of any amount available as a dollar for dollar reduction, and a proportionate reduction. The maximum dollar for dollar reduction is 5% of the Dollar for Dollar Base, less any prior dollar for dollar withdrawals in the Contract Year. The Dollar for Dollar Base is total premiums less withdrawals assessed a withdrawal charge and less any withdrawal charges. A proportionate reduction is applicable when the withdrawal and any withdrawal charges exceed the maximum dollar for dollar reduction. The proportionate reduction is the amount in 2. and/or 3. reduced by any dollar for dollar reduction, multiplied by (a) divided by (b), where:

(a) is the withdrawal plus any withdrawal charges reduced by any dollar for dollar reduction, and

(b) is the Contract Value, adjusted by any Market Value Adjustment, reduced by any dollar for dollar reduction.

SPOUSAL CONTINUATION

Option 1

If the Contract is continued under Option 1 of the Spousal Continuation provision, the benefits provided by this rider will continue to be calculated from the date specified in the Contract Schedule.

Option 2

If this Contract is continued under Option 2 of the Spousal Continuation provision, this rider will terminate as of the date of Your death.

Except as modified herein; all terms and conditions of the Contract remain unchanged.

In witness whereof, Kemper Investors Life Insurance Company has caused this Endorsement to be signed by its President and Secretary.

            GUARANTEED RETIREMENT INCOME BENEFIT ANNUITY OPTION TABLE AMOUNT OF MONTHLY PAYMENT FOR EACH $1,000 OF VALUE APPLIED


 Option Three - Life Annuity With Installments Guaranteed

 Age of               Monthly Payments Guaranteed
 Payee

                                 120

 55                             4.08
 56                             4.15
 57                             4.22
 58                             4.30
 59                             4.38
 60                             4.47
 61                             4.56
 62                             4.66
 63                             4.76
 64                             4.86
 65                             4.98
 66                             5.10
 67                             5.22
 68                             5.35
 69                             5.49
 70                             5.63
 71                             5.78
 72                             5.94
 73                             6.10
 74                             6:27
 75                             6.44
 76                             6.62
 77                             6.80
 78                             6.99
 79                             7.18
 80                             7.37
 81                             7.56
 82                             7.74
 83                             7.93
 84                             8.11
 85                             8.29

 Option Five - Joint and 100% Survivor Annuity with Installments Guaranteed for 10 years

     Age of                                 Age of Secondary Payee
    Primary
     Payee         55        60         65           70           75           80            85
      55         3.37      3.49       3.59         3.67         3.73         3.76           3.7E
      60         3.49      3.67       3.82         3.96         4.06         4.12           4.1E
      65         3.59      3.82       4.06         4.27         4.44         4.56          4.64
      70         3.67      3.96       4.27         4.58         4.86         5.08          5.24
      75         3.73      4.06       4.44         4.86         5.28         5.65          5.92
      80         3.76      4.12       4.56         5.08         5.65         6.20          6.65
      85         3.78      4.16       4.64         5.24         5.92         6.65          7.29

    Rates for ages not shown here will be provided upon request.

            GUARANTEED RETIREMENT INCOME BENEFIT ANNUITY OPTION TABLE AMOUNT OF MONTHLY PAYMENT FOR EACH $1,000 OF VALUE APPLIED


 Option Three - Life Annuity With Installments Guaranteed

 Age of       Monthly Payments Guaranteed                       Age of         Monthly Payments Guaranteed
 Male                                                          Female
 Payee                                                          Payee
                        120                                                                120
 55                    4.24                                       55                      3.90
 56                    4.32                                       56                      3.97
 57                    4.40                                       57                      4.03
 58                    4.49                                       58                      4.10
 59                    4.58                                       59                      4.18
 60                    4.67                                       60                      4.25
 61                    4.77                                       61                      4.34
 62                    4.88                                       62                      4.42
 63                    4.99                                       63                      4.52
 64                    5.11                                       64                      4.61
 65                    5.23                                       65                      4.71
 66                    5.36                                       66                      4.82
 67                    5.49                                       67                      4.94
 68                    5.63                                       68                      5.06
 69                    5.78                                       69                      5.19
 70                    5.93                                       70                      5.32
 71                    6.08                                       71                      5.47
 72                    6.24                                       72                      5.62
 73                    6.40                                       73                      5.78
 74                    6.57                                       74                      5.95
 75                    6.74                                       75                      6.12
 76                    6.92                                       76                      6.30
 77                    7.09                                       77                      6.49
 78                    7.27                                       78                      6.68
 79                    7.45                                       79                      6.88
 80                    7.63                                       80                      7.08
 81                    7.80                                       81                      7.28
 82                    7.98                                       82                      7.48
 83                    8.15                                       83                      7.69
 84                    8.31                                       84                      7.89
 85                    8.47                                       85                      8.08

 Option Five - Joint and 100% Survivor Annuity with Installments Guaranteed for 10 years

 Age of                                         Age of Female Payee
 Male
 Payee        55           60            65             70              75             80              85
 55         3.63         3.78          3.91           4.03            4.12           4.18            4.22
 60         3.72         3.91          4.11           4.29            4.44           4.55            4.62
 65         3.78         4.03          4.29           4.56            4.80           4.99            5.12
 70         3.83         4.12          4.45           4.81            5.16           5.48            5.71
 75         3.86         4.18          4.56           5.01            5.50           5.97            6.35
 80         3.88         4.22          4.64           5.16            5.77           6.41            6.98
 85         3.90         4.24          4.68           5.25            5.96           6.75            7.50

 Rates for ages not shown here will be provided upon request.